Independent Director Version With Dividend Equivalents

PRICESMART, INC.
THE 2001 EQUITY PARTICIPATION PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT
PriceSmart, Inc., a Delaware corporation (the “Company”), pursuant to The 2001 Equity Participation Plan of PriceSmart, Inc. (the “Plan”), hereby grants to the holder listed below (“Holder”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company's common stock, par value $0.0001 (the “Shares”). This award for Restricted Stock Units (this “RSU Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Holder:
Grant Date:
Total Number of RSUs Subject to Award:
Vesting Schedule:
The RSU Award shall vest in three equal installments on each of the first three anniversaries of the Grant Date, subject to Holder's continued status as an Employee, Independent Director or consultant of the Company or any Subsidiary on each applicable vesting date.

Distribution Schedule:	The RSUs shall be distributable as they vest pursuant to the Vesting Schedule.

By his or her signature and the Company's signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

PRICESMART, INC.		HOLDER
By:		By:
Print Name:		Print Name:
Title:
Address:	9740 Scranton Road	Address:
San Diego, CA 92121

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
PRICESMART, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, the Company has granted to Holder the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. The RSU Award and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE I.
ARTICLE II.award of restricted stock units
1.Award of Restricted Stock Units.
(a)Award. In consideration of Holder's agreement to remain in the service of the Company or one of its affiliates, and for other good and valuable consideration, the Company hereby grants to Holder the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Each RSU represents the right to receive one Share. Prior to actual issuance of any Shares, the RSUs and the RSU Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)Vesting. The RSUs subject to the RSU Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the vesting schedule set forth in the Grant Notice, Holder will have no right to any distribution with respect to such RSUs. In the event of Holder's Termination of Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. For purposes of this Agreement, “Termination of Service” means the last to occur of Holder's Termination of Employment, Termination of Directorship or Termination of Consultancy. Holder shall not be deemed to have a Termination of Service merely because of a change in the capacity in which Holder renders service to the Company or any Subsidiary or a change in the entity for which Holder renders such service, unless following such change in capacity or service Holder is no longer serving as an Employee, Independent Director or consultant of the Company or any Subsidiary.
(c)Distribution of Shares.
(i)Shares of Common Stock shall be distributed to Holder (or in the event of Holder's death, to his or her estate) with respect to such Holder's vested RSUs on each vesting date as the RSU vests pursuant to the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.
(ii)All distributions shall be made by the Company in the form of whole shares of Common Stock.
(iii)Notwithstanding the foregoing, shares of Common Stock shall be issuable pursuant to an RSU at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the RSUs or the shares of Common Stock issuable pursuant to the RSUs to be includible in the gross income of Holder under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.
(d)Generally. Shares issued under the RSU Award shall be issued to Holder or Holder's beneficiaries, as the case may be, at the sole discretion of the Board, in either (a) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company's transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (b) certificate form.
2.Tax Withholding; Conditions to Issuance of Shares. Notwithstanding any other provision of this Agreement (including, without limitation, Section 1.1(b) hereof):
(a)    Tax Withholding.

(i)    The Company has the authority to deduct or withhold, or require Holder to remit to the Company, an amount sufficient to satisfy applicable Federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the receipt of the Shares upon settlement of the RSUs. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the RSU Award or from other compensation payable to Holder, shares of Common Stock or cash having a value sufficient to satisfy Holder's tax withholding obligation.
(ii)    At any time not less than five business days before any such tax withholding obligation arises, Holder may elect to satisfy his or her tax obligation, in whole or in part, by either: (i) electing to have the Company withhold cash payable or Shares otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation, or (ii) paying the amount of the tax withholding obligation directly to the Company in cash. Unless Holder chooses to satisfy his or her tax withholding obligation in accordance with subsection (ii) above, Holder's tax withholding obligation may be automatically satisfied in accordance with subsection (i) above. The Board will have the right to disapprove an election to pay Holder's tax withholding obligation under subsection (ii) in its sole discretion. In the event Holder's tax withholding obligation will be satisfied under subsection (i) above, then the Company, upon approval of the Board, may elect (in lieu of withholding shares) to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder's behalf a whole number of shares from those Shares issuable to Holder upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Holder's tax withholding obligation. Holder's acceptance of this RSU Award constitutes Holder's instruction and authorization to the Company and such brokerage firm to complete the transactions described in the previous sentence, as applicable. Such Shares will be sold on the day the tax withholding obligation arises (i.e., the date Common Stock is delivered) or as soon thereafter as practicable. The Shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Holder will be responsible for all broker's fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Holder's tax withholding obligation, the Company agrees to pay such excess in cash to Holder as soon as practicable. Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Holder's tax withholding obligation. The Company may refuse to issue any Shares in settlement of the RSU Award to Holder until the foregoing tax withholding obligations are satisfied.
(b)    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the RSUs prior to the fulfillment of all of the following conditions: (i) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (ii) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Board shall, in its sole and absolute discretion, deem necessary and advisable, (iii) the obtaining of any approval or other clearance from any state or federal governmental agency that the Board shall, in its absolute discretion, determine to be necessary or advisable, (iv) the lapse of any such reasonable period of time following the date the RSUs vest as the Board may from time to time establish for reasons of administrative convenience and (v) the receipt by the Company of full payment of any applicable withholding tax in any manner permitted under Section 1.2(a) above. In addition, the effectiveness of this Award shall be subject to the approval by the stockholders of the Company of an amendment to the Plan permitting the Company to grant Restricted Stock Units to Independent Directors. If such stockholder approval is not obtained, this Award shall be null and void and of no further force or effect.

ARTICLE III.
Dividend Equivalent Payments

2.1    Dividend Equivalent Payments. Notwithstanding Section 3.2 hereof, for so long as unvested RSUs are outstanding under this Agreement, Holder shall have the right to receive distributions (the “Dividend Equivalent Payments”) from the Company equal to any dividends or other distributions (cash or securities) that would have been distributed to Holder if each then unvested RSU were instead an outstanding Share owned by Holder. The Dividend Equivalent Payments shall be made at the same time, in the same form and in the same manner as dividends are paid to the holders of Shares of the Company, subject to any applicable tax withholding as provided in Section 1.2, but in no event shall such Dividend Equivalent Payments be paid later than the March 15 of the calendar year following the year in which the related dividend or distribution is declared.

2.2    Termination of Eligibility for Dividend Equivalent Payments. In no event shall Holder be eligible for a Dividend Equivalent Payment (i) with respect to any dividend or distribution the record date for which is after Holder's Termination of Service, or (ii) with respect to any RSU that is vested on the applicable record date of the dividend or distribution.

ARTICLE IV.
ARTICLE V.other provisions
1.RSU Award and Interests Not Transferable. This RSU Award and the rights and privileges conferred hereby, including the RSUs awarded hereunder, shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
2.Rights as Shareholder. Neither Holder nor any person claiming under or through Holder shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
3.Not a Contract of Employment or other Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any of its affiliates.
4.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
6.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Holder.
7.Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Holder to his or her address shown in the Company records, and to the Company at its principal executive office.
8.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
9.Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the amounts payable hereunder shall be paid no later than the later of:

(a) the fifteenth (15th) day of the third month following Executive's first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (b) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A of the Code and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Each payment under this Agreement shall be considered a separate and distinct payment for purposes of Section 409A of the Code.
10.Tax Representations. Holder has reviewed with Holder's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.